Exhibit 99.1

HCM II Acquisition Corp. Shareholders Approve Business Combination with Terrestrial Energy

CHARLOTTE, N.C. and STAMFORD, Conn., October 20, 2025 (GLOBE NEWSWIRE) -- HCM II Acquisition Corp. (Nasdaq: HOND) (“HCM II”), a special-purpose acquisition company, is pleased to announce that in an extraordinary general meeting held today, HCM II shareholders voted to approve the previously announced business combination with Terrestrial Energy Inc. (“Terrestrial Energy” or the “Company”), a developer of small modular Generation IV nuclear plants that use its proprietary Integral Molten Salt Reactor (IMSR) technology. A Form 8-K disclosing the full voting results is expected to be filed with the Securities and Exchange Commission.

The closing of the business combination is expected to occur on or about Monday, October 27, 2025, subject to the satisfaction or waiver of all closing conditions, with trading commencing on the Nasdaq Stock Market LLC (“Nasdaq”) on Tuesday, October 28, 2025. Upon closing of the transaction, the combined company will be known as Terrestrial Energy Inc. and its securities will be listed on Nasdaq under the symbols “IMSR” and “IMSRW”, respectively.

About Terrestrial Energy

Terrestrial Energy is a developer of Generation IV nuclear plants that use its proprietary Integral Molten Salt Reactor (IMSR). The IMSR captures the transformative operating benefits of molten salt reactor technology in a plant design that represents true innovation in capital efficiency, cost reduction, versatility and functionality of nuclear energy supply. IMSR plants are designed to be small and modular for distributed supply of low-cost, reliable, dispatchable, clean, high-temperature industrial heat and electricity, and to be customizable for optimal data center operation and for dual-use energy roles relevant to many industrial applications, such as petrochemical and chemical synthesis. In so doing, IMSR plants extend the application of nuclear energy far beyond electric power markets. Their deployment will support rapid energy demand growth as well as decarbonization of the primary energy system across a broad spectrum and increase its sustainability. Terrestrial Energy uses an innovative plant design together with proven and demonstrated molten salt reactor technology and standard nuclear fuel for a nuclear plant with a unique set of operating characteristics and compelling transformative commercial potential. Terrestrial Energy is engaged with regulators, suppliers, industrial partners and energy end-users to build, license and commission the first IMSR plants for operation in the early 2030s.

About HCM II Acquisition Corp.

HCM II Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. HCM II may pursue an initial business combination target in any business or industry or at any stage of its corporate evolution. Its primary focus, however, is completing a business combination with an established business of scale poised for continued growth, led by a highly regarded management team. HCM II’s Class A ordinary shares, units and warrants are listed on the NASDAQ under the ticker symbols “HOND”, “HONDU” and “HONDW”, respectively.

HCM II’s management team is led by Shawn Matthews, its Chairman of the Board and Chief Executive Officer, and Steven Bischoff, its President and Chief Financial Officer. HCM II’s Board of Directors includes Andrew Brenner, Michael J. Connor and Jacob Loveless.

Forward Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on HCM II and the Company. There can be no assurance that future developments affecting HCM II and the Company will be those that we have anticipated. These forward-looking statements speak only as of the date this press release is actually delivered and involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreements with respect to the Business Combination; (2) the outcome of any legal proceedings that may be instituted against HCM II, the Company, the combined company or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (3) the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of HCM II or to satisfy other conditions to closing; (4) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (5) the ability of HCM II to meet stock exchange listing standards following the consummation of the Business Combination; (6) the risk that the Business Combination disrupts current plans and operations of the Company as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the Business Combination, including the reorganization described in the business combination agreement; (9) changes in applicable laws or regulations; (10) the possibility that the Company or the combined company may be adversely affected by other economic, business, and/or competitive factors; (11) the amount of redemption requests made by HCM II shareholders and (12) other risk factors described herein as well as the risk factors and uncertainties described in that certain prospectus of HCM II dated August 15, 2024 and the HCM II’s other filings with the SEC, as well as any further risks and uncertainties to be contained in the proxy statement/prospectus filed after the date hereof. In addition, there may be additional risks that neither HCM II or Company presently know, or that HCM II or Company currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

None of HCM II, the Company, any placement agent nor any of their respective affiliates, officers, employees or agents, makes any representation or warranty, either express or implied, in relation to the fairness, reasonableness, adequacy, accuracy, completeness or reliability of the information, statements or opinions, whichever their source, contained in this press release or any oral information provided in connection herewith, or any data it generates and accept no responsibility, obligation or liability (whether direct or indirect, in contract, tort or otherwise) in relation to any of such information. HCM II, the Company and their respective affiliates, officers, employees and agents further expressly disclaim any and all liability relating to or resulting from the use of this press release and any errors therein or omissions therefrom. Further, the information contained herein is preliminary, is provided for discussion purposes only, is only a summary of key information, is not complete and is subject to change without notice.

In addition, the information contained in this press release is provided as of the date hereof and may change, and neither HCM II nor the Company undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, inaccuracies, future events or otherwise, except as may be required under applicable securities laws.

Terrestrial Energy Investor Center:

https://www.terrestrialenergy.com/investors

Terrestrial Energy Media & Investor Contact:

TerrestrialEnergy@icrinc.com

HCM II Investor Contact:

HCM II Acquisition Corp.
Steven Bischoff
sbischoff@hondiuscapital.com
(203) 930-2200

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